Exhibit 5.1

August 17, 2012

Penn Virginia Corporation

Four Radnor Corporate Center, Suite 200

100 Matsonford Road

Radnor, Pennsylvania 19087

Ladies and Gentlemen:

We have acted as counsel to Penn Virginia Corporation, a Virginia corporation (the “Corporation”), with respect to certain legal matters in connection with the preparation and filing by (i) the Corporation, (ii) Penn Virginia Holding Corp., a Delaware corporation (“PVH”), (iii) Penn Virginia Oil & Gas Corporation, a Virginia corporation (“PVOV”), (iv) Penn Virginia Oil & Gas GP LLC, a Delaware limited liability company (“PVOG”), (v) Penn Virginia Oil & Gas LP LLC, a Delaware limited liability company (“PVOL”), (vi) Penn Virginia Oil & Gas, L.P., a Texas limited partnership (“PVOT”), (vii) Penn Virginia MC Corporation, a Delaware corporation (“PVMC”), (viii) Penn Virginia MC Energy L.L.C., a Delaware limited liability company (“PVME”), and (ix) Penn Virginia MC Operating Company L.L.C., a Delaware limited liability company (“PVMO” and, collectively with PVH, PVOV, PVOG, PVOL, PVOT, PVMC and PVME, the “Subsidiary Guarantors”) of a shelf registration statement on Form S-3 (such registration statement, as amended or supplemented from time to time, the “Registration Statement”), filed on the date hereof with the Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “Securities Act”), and to which this opinion is to be filed as an exhibit. The Registration Statement relates to the registration and proposed issuance and sale from time to time, pursuant to Rule 415 under the Securities Act, of:

(a)	the common stock, par value $0.01 per share, of the Corporation (the “Common Shares”);

(b)	the preferred stock, par value $100.00 per share, of the Corporation (the “Preferred Shares”);

(c)	the senior debt securities (the “Senior Debt Securities”) and subordinated debt securities (the “Subordinated Debt Securities” and, collectively with the Senior Debt Securities, the “Debt Securities”) of the Corporation;

(d)	the guarantees by the Subsidiary Guarantors of the Debt Securities (the “Guarantees”);

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Penn Virginia Corporation

August 17, 2012

(e)	depositary shares (the “Depositary Shares”), representing fractional interests in shares of Preferred Stock evidenced by depositary receipts (the “Receipts”); and

(f)	warrants for the purchase of Common Shares, Preferred Shares and Debt Securities, as described below (the “Warrants”).

The Senior Debt Securities and the Subordinated Debt Securities will be issued by the Corporation pursuant to separate indentures to be entered into between the Corporation, the Subsidiary Guarantors (if any) and Wells Fargo Bank, N.A., as Trustee (each, an “Indenture”). The Guarantees will be executed by the Subsidiary Guarantors in connection with the issuance by the Corporation of the Debt Securities. Any Depositary Shares will be issued by the Corporation under one or more deposit agreements (each, a “Deposit Agreement”) to be entered into between the Corporation and a bank or trust company to be named by the Corporation, as depositary (the “Depositary”), and any Warrants will be issued by the Corporation pursuant to one or more warrant agreements (each, a “Warrant Agreement”) to be entered into between the Corporation and a bank or trust company to be named by the Corporation, as warrant agent (the “Warrant Agent”).

The Debt Securities, Guarantees, Depositary Shares and Warrants are collectively referred to herein as the “Securities.” The aggregate initial offering prices of the Securities to be offered and sold by the Company pursuant to the Registration Statement will not exceed $250,000,000. We have also participated in the preparation of the Prospectus (the “Prospectus”) contained in the Registration Statement. Capitalized terms not defined herein shall have the meanings ascribed to them in the Prospectus.

In connection with this opinion, we have examined originals or electronic copies, certified or otherwise identified to our satisfaction the following documents (together the “Documents”): (i) the Registration Statement; (ii) the Prospectus; (iii) the forms of the Indentures; (iv) the Corporation’s Articles of Incorporation, as amended through the date hereof; (v) the Corporation’s Amended and Restated Bylaws; and (vi) the organizational documents of each Subsidiary Guarantor. We have also examined such corporate documents and records of the Corporation and other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed.

In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and complete; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become, and at the time hereof and at the time of issuance of any Securities proposed to be offered and sold pursuant thereto will remain, effective and comply with all applicable laws; (v) all securities to be offered and sold by the Company pursuant to the Registration Statement will be issued and sold in compliance with applicable federal and state securities laws and in the manner specified in the

Penn Virginia Corporation

August 17, 2012

Registration Statement and any applicable prospectus supplement; (vi) the applicable Indenture will have been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”); (vii) each person that will sign an Indenture and any supplemental indenture will have the legal capacity and authority to do so; (viii) each Subsidiary Guarantor is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation; (ix) if not described in the Prospectus, one or more prospectus supplements to the Prospectus contained in the Registration Statement will have been prepared and filed with the Commission describing the Securities offered thereby; (x) the Indentures, and any supplemental indenture relating to a particular series of Debt Securities, will be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us; (xi) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Corporation, the Subsidiary Guarantors and the other parties thereto; and (xii) any securities issuable upon conversion, exchange or exercise of any Security being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

Based upon and subject to the foregoing, and having regard to such other legal considerations that we deem relevant, we are of the opinion that:

1. With respect to the Debt Securities, when (i) the applicable Indenture and supplemental indenture, if any, have been duly qualified under the Trust Indenture Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) the Corporation has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; (iv) the Indenture and any supplemental indenture in respect of such Debt Securities has been duly executed and delivered by each party thereto in accordance with the laws applicable to each party thereto; (v) the terms of any such Debt Securities and their issuance and sale have been duly established in conformity with the applicable Indenture and any supplemental indenture so as not to violate law or result in a default under or breach of any agreement binding upon the Corporation or to which its assets are subject; (vi) any common shares issuable upon the conversion of any such Debt Securities, if applicable, have been duly and validly authorized for issuance; and (vii) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Corporation upon payment of the consideration therefor provided for therein, such Debt Securities will be legally issued and will constitute valid and legally binding obligations of the Corporation enforceable against the Corporation in accordance with their terms, except as such enforcement may be limited by any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other law relating to or affecting creditors’ rights generally and general equitable or public policy principles (regardless of whether enforcement is sought in proceedings in equity or law) and an implied covenant of good faith and fair dealing.

Penn Virginia Corporation

August 17, 2012

2. With respect to the Guarantees of any series of Debt Securities to be issued under an Indenture when (i) the applicable Indenture and supplemental indenture, if any, have been duly qualified under the Trust Indenture Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Debt Securities, to which the Guarantees relate, has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) the Corporation and the Subsidiary Guarantors have taken all necessary corporate action to approve the issuance and terms of such Guarantees, the terms of the offering thereof and related matters; (iv) the terms of any such Guarantees and their issuance and sale have been duly established in conformity with the applicable Indenture and any supplemental indenture so as not to violate law or result in a default under or breach of any agreement binding upon the Corporation or any Subsidiary Guarantor or to which any of their assets are subject; (v) a supplemental indenture to such applicable Indenture, pursuant to which the Subsidiary Guarantors agree to be bound by the guarantee provisions of such applicable Indenture as applied to the Debt Securities of such series, has been duly executed, authenticated, issued and delivered by each party thereto in accordance with the laws applicable to each party thereto; and (vi) the Debt Securities of such series have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Corporation upon payment of the consideration for such Debt Securities provided for therein, such Guarantees will be legally issued and will constitute valid and legally binding obligations of the Subsidiary Guarantors enforceable against the Subsidiary Guarantors in accordance with their terms, except as such enforcement may be limited by any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other law relating to or affecting creditors’ rights generally and general equitable or public policy principles (regardless of whether enforcement is sought in proceedings in equity or law) and an implied covenant of good faith and fair dealing.

3. With respect to any Depositary Shares, when (i) the Corporation has taken all necessary corporate action to authorize and approve the form, terms, execution and delivery of the applicable Deposit Agreement and the issuance of any series of Preferred Stock to be issued in connection therewith; (ii) the applicable Deposit Agreement has been duly authorized, validly issued, executed and delivered by each party thereto in accordance with the laws applicable to each party thereto; (iii) articles of amendment for the particular series of Preferred Stock have been filed with the State Corporation Commission of the Commonwealth of Virginia (the “SCC”) and the SCC has issued a certificate of amendment with respect thereto and any other action required to be taken under the laws of the Commonwealth of Virginia is duly authorized and validly taken by the Corporation; (iv) the series of Preferred Stock has been duly issued by the Corporation and deposited with the applicable Depositary in accordance with the applicable Deposit Agreement; and (v) the Receipts evidencing the Depositary Shares have been duly executed, countersigned and delivered in accordance with the applicable Deposit Agreement and paid for by the purchasers thereof in accordance with the definitive purchase, underwriting or similar agreement approved by the Corporation, such Depositary Shares will be validly issued, fully paid and non-assessable.

Penn Virginia Corporation

August 17, 2012

4. With respect to the Warrants, when (i) the Corporation has taken all necessary corporate action to authorize and approve the form, terms, execution and delivery of a Warrant Agreement and the issuance of the related Warrants; (ii) the applicable Warrant Agreement has been duly authorized, validly issued, executed and delivered by each party thereto in accordance with the laws applicable to each party thereto; and (iii) the Warrants have been duly executed and delivered by the Corporation and countersigned by the applicable Warrant Agent, in accordance with the applicable Warrant Agreement, and delivered to and paid for by the purchasers thereof in accordance with the definitive purchase, underwriting or similar agreement approved by the Corporation, such Warrants will be legally issued and valid and binding obligations of the Corporation enforceable against the Corporation in accordance with their terms and entitled to the benefits of the applicable Warrant Agreement, except as such enforcement may be limited by any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other law relating to or affecting creditors’ rights generally and general equitable or public policy principles (regardless of whether enforcement is sought in proceedings in equity or law) and an implied covenant of good faith and fair dealing.

The opinions expressed herein are limited in all respects to the federal laws of the United States of America, the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act, the Delaware Revised Uniform Limited Partnership Act and the Constitution of the State of Delaware (including all applicable statutory provisions and reported judicial decisions interpreting those laws), the laws of the State of New York and the Texas Revised Limited Partnership Act, and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

We express no opinion concerning the validity or enforceability of any provisions contained in the Indentures that purport to waive or not give effect to the rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law or the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to each reference to us under the headings “Legal Matters” in the Registration Statement and the Prospectus, without admitting that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Vinson & Elkins LLP